     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998.


                                                      REGISTRATION NO. 333-48819
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        CAPSTAR BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                              4832                             74-2833106
     (State of incorporation)          (Primary Standard Industrial              (I.R.S. Employer
                                       Classification Code Number)             Identification No.)

                             ---------------------
                        600 CONGRESS AVENUE, SUITE 1400
                              AUSTIN, TEXAS 78701
                                 (512) 340-7800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                                R. STEVEN HICKS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CAPSTAR BROADCASTING CORPORATION
                        600 CONGRESS AVENUE, SUITE 1400
                              AUSTIN, TEXAS 78701
                                 (512) 340-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                          Copies of Communications to:

     WILLIAM S. BANOWSKY, JR.               MICHAEL D. WORTLEY                  JEREMY W. DICKENS
 CAPSTAR BROADCASTING CORPORATION         VINSON & ELKINS L.L.P.            WEIL, GOTSHAL & MANGES LLP
 600 CONGRESS AVENUE, SUITE 1400        3700 TRAMMELL CROW CENTER         100 CRESCENT COURT, SUITE 1300
       AUSTIN, TEXAS 78701                   2001 ROSS AVENUE                  DALLAS, TEXAS 75201
          (512) 340-7800                   DALLAS, TEXAS 75201                    (214) 746-7700
                                              (214) 220-7700

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                             ---------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by Capstar Broadcasting Corporation (the "Registrant" or the "Company") in connection with the registration of the securities offered hereby, other than underwriting discounts and commissions, are as follows:

SEC registration fee........................................  $  220,852
NASD filing fee.............................................      30,500
New York Stock Exchange listing fee.........................     500,000
Accounting fees and expenses................................   1,100,000
Legal fees and expenses.....................................     325,000
Blue Sky fees and expenses..................................       2,500
Transfer agent and registrar fees...........................      12,500
Printing and engraving expenses.............................   1,000,000
Miscellaneous...............................................     133,648
                                                              ----------
          Total.............................................  $3,325,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Eight of the Certificate of Incorporation (the "Certificate of Incorporation") of the Registrant provides that the Registrant shall indemnify its officers and director to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its current and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase an maintain insurance for its directors and officers and has purchased a policy providing such insurance.

     Article Nine of the Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Laws of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     The preceding discussion of the Registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The Registrant has entered into indemnification agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

     The form of Underwriting Agreement and Subscription Agreement included as Exhibits 1.1 and 1.2, respectively, herein provide for indemnification of the Registrant and certain controlling persons under certain circumstances, including indemnification for liabilities under the Securities Act of 1933 (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to all securities issued or sold by the Registrant in the last three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Each of the certificates representing the Registrant's securities issued in connection with such transaction contains a restrictive legend. The information provided in this Item takes into account a one for ten reverse stock split of the Common Stock (as defined) that will occur immediately prior to the consummation of the Offering.

     On June 20, 1997, the Registrant became the holding company for Capstar Broadcasting Partners, Inc. ("Capstar Partners") by exchanging shares of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), and Class C Common Stock, par value $0.01 per share (the "Class C Common Stock" and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), for all of the outstanding common stock of Capstar Partners (the "Exchange"). Pursuant to the Exchange, the holders of the outstanding common stock of Capstar Partners received, in an amount equal to the equivalent number and class of stock they held in Capstar Partners, 747,999 shares of Class A Common Stock, 1,818,181 shares of Class B Common Stock and 12,473,452 shares of Class C Common Stock. The Registrant received no cash consideration in the Exchange.

     On July 1, 1997, the Registrant sold 7,518 shares of Class A Common Stock to R. Gerald Turner for a purchase price of $100,000.

     On July 8, 1997, the Registrant issued 1,724,186 shares of Class A Common Stock, 2,162,063 shares of Class B Common Stock and 4,624,796 shares of Class C Common Stock having a deemed value of approximately $113.0 million to the former stockholders of GulfStar Communications, Inc. ("GulfStar") in connection with the merger of GulfStar with and into a wholly-owned subsidiary of the Registrant (the "GulfStar Acquisition").

     On July 8, 1997, the Registrant sold 5,639,097 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $75,000,000.

     On July 8, 1997, the Registrant sold 837,744 shares of Class B Common Stock to Capstar BT Partners, L.P. for a purchase price of $11,100,000.

     On August 6, 1997, the Registrant sold 161,538 shares of Class A Common Stock to Joseph L. Mathias for a purchase price of $2,100,000 and sold 75,000 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $750,000.

     On September 30, 1997, the Registrant sold 45,112 shares and 11,278 shares of Class A Common Stock to Steven Dinetz and Eric W. Neumann, respectively, for a purchase price of $600,000 and $150,000, respectively.

     On January 26, 1998, the Registrant sold 558,496 shares of Class B Common Stock to Capstar BT Partners, L.P. for a purchase price of $7,428,000.

     On January 27, 1998, the Registrant sold 7,518,797 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $100,000,000.

     On February 4, 1998, the Registrant sold 11,278,195 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $150,000,000.

     On March 19, 1998, the Registrant sold 21,428,571 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $300,000,000.

     On April 3, 1998, the Registrant sold 3,571,428 shares of Class C Common Stock to Capstar Broadcasting Partners, L.P. for a purchase price of $50,000,000.

     On April 10, 1998, the Registrant sold 1,905,301 shares of Class B Common Stock to Capstar BT Partners, L.P. for a purchase price of $26,674,224.


     On May 6, 1998, the Registrant sold 85,000 shares of Class A Common Stock to R. Steven Dinetz for a purchase price of $1,130,500.



     On May 18, 1998, the Registrant exchanged 1,200,064 shares of Class C Common Stock for the same number of shares of Class B Common Stock held of record by Thomas O. Hicks. The Registrant received no cash consideration.



     On May   , 1998, the Registrant sold 35,000 shares of Class A Common Stock to Claude C. Turner for a purchase price of $465,000.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         1.1             -- Form of Underwriting Agreement.*
         1.2             -- Form of Subscription Agreement.*
         2.1.1           -- Agreement and Plan of Merger, dated June 21, 1996, by and among CMI Acquisition Company, Inc., Commodore Media,
                            Inc. ("Commodore") and the stockholders and other
                            signatories thereto.(1)
         2.1.2           -- First Amendment to Agreement and Plan of Merger, dated
                            September 3, 1996.(2)
         2.1.3           -- Second Amendment to Agreement and Plan of Merger, dated
                            October 16, 1996.(2)
         3.1             -- Amended and Restated Certificate of Incorporation of the
                            Company.*
         3.2             -- Amended and Restated By-Laws of the Company.*
         4.1             -- Stock Certificate of Class A Common Stock, par value
                            $0.01 per share, of the Company.*
         4.2.1           -- Indenture, dated February 20, 1997, between Capstar
                            Broadcasting Partners, Inc. ("Capstar Partners") and U.S.
                            Trust Company of Texas, governing Capstar Partners'
                            outstanding 12 3/4% Senior Discount Notes due 2009 (the
                            "12 3/4% Capstar Indenture").(5)
         4.2.2           -- First Supplemental to 12 3/4% Capstar Indenture.(15)
         4.3             -- Indenture, dated June 17, 1997, between Capstar Radio and
                            U.S. Trust Company of Texas, N.A. governing Capstar
                            Radio's outstanding 9 1/4% Senior Subordinated Notes due
                            2007.(4)
         4.4             -- Indenture, dated June 17, 1997, between Capstar Partners and U.S. Trust Company of Texas, N.A. governing Capstar
                            Partners's 12% Subordinated Exchange Debentures due
                            2009.(4)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         4.5             -- Certificate of Designation of the Powers, Preferences and
                            Relative, Participating, Optional and Other Special
                            Rights of 12% Senior Exchangeable Preferred Stock and
                            Qualifications, Limitations and Restrictions Thereof of
                            Capstar Partners, dated June 17, 1997.(4)
         4.6.1           -- Certificate of Designation of the Powers, Preferences and
                            Relative, Participating, Optional and Other Special
                            Rights of Preferred Stock and Qualifications, Limitations
                            and Restrictions Thereof of 12 5/8% Series E Cumulative
                            Exchangeable Preferred Stock of SFX, due October 31, 2006
                            ("SFX Certificated Designation").(19)
         4.6.2           -- Certificate of Amendment to SFX Certificate of
                            Amendment.(22)
         4.7             -- Indenture, governing SFX's 12 5/8% Subordinated Exchange
                            Debentures due 2006.(18)
         4.8.1           -- Indenture, dated May 31, 1996, between SFX, the
                            guarantors name therein and Chemical Bank, governing
                            SFX's 10 3/4% Senior Subordinated Notes due 2006 (the
                            "10 3/4% SFX Notes Indenture").(21)
         4.8.2           -- First Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.3           -- Second Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.4           -- Third Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.5           -- Fourth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.6           -- Fifth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.7           -- Sixth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.8           -- Seventh Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.9           -- Eighth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.10          -- Ninth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.11          -- Tenth Supplement to 10 3/4% SFX Notes Indenture.(20)
         4.9.1           -- Indenture, dated October 7, 1993, between SFX and
                            Chemical Bank, as trustee, governing SFX's 11 3/8% Senior
                            Subordinated Notes due 2000 (the "11 3/8% SFX
                            Indenture").(23)
         4.9.2           -- First Supplement to 11 3/8% SFX Indenture.(21)
         5.1             -- Opinion of Vinson & Elkins L.L.P.*
        10.1             -- Form of Commitment Letter for the Capstar Credit
                            Facility.#
        10.2             -- Financial Advisory Agreement, dated as of July 1, 1997, between the Company and Hicks, Muse & Co. Partners, L.P.
                            ("HMCo").(4)
        10.3             -- Financial Advisory Agreement, dated as of October 16,
                            1996, between Capstar Partners and HMCo.(5)
        10.4             -- Monitoring and Oversight Agreement, dated as of July 1,
                            1997, between the Company and HMCo.(4)
        10.5             -- Monitoring and Oversight Agreement, dated as of October
                            16, 1996, between Capstar Partners and HMCo.(5)
        10.6             -- Form of Indemnification Agreement between the Company and each of its directors and officers.(4)
        10.7.1           -- Employment Agreement, dated February 14, 1997, between
                            Capstar Partners and R. Steven Hicks.(5)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        10.7.2           -- First Amendment to Employment Agreement, effective July
                            1, 1997, between R. Steven Hicks, Capstar Partners, and
                            the Company.(7)
        10.8             -- Employment Agreement, dated July 1, 1997, between the
                            Company and Paul D. Stone.(4)
        10.9             -- Employment Agreement dated July 1, 1997, between the
                            Company and William S. Banowsky, Jr.(4)
        10.10            -- Amended and Restated Employment Agreement, dated October
                            16, 1996, between Capstar Radio, Capstar Partners and
                            James T. Shea, Jr.(5)
        10.11            -- Employment Agreement, dated May 4, 1998, by and among the
                            Company, Capstar Employee Management Company, Inc. and
                            James P. Donahoe.#
        10.12.1          -- Employment Agreement between GulfStar Communications,
                            Inc. and John D. Cullen.(6)
        10.12.2          -- First Amendment to Employment Agreement between GulfStar
                            Communications, Inc. and John D. Cullen.(15)
        10.13            -- Employment Agreement, dated January 16, 1998, among
                            Central Star Communications, Inc., the Company, and Mary
                            K. Quass.(15)
        10.14            -- Not Used.
        10.15            -- Consulting, Non-Compete and Separation Agreement, dated
                            March 1, 1998, between Southern Star and Frank D.
                            Osborn.(15)
        10.16            -- Amended and Restated Capstar Broadcasting Corporation
                            1998 Stock Option Plan.#
        10.17.1          -- Form of Incentive Stock Option Agreement.(4)
        10.17.2          -- Form of Non-Qualified Stock Option Agreement for
                            Employees.(4)
        10.17.3          -- Form of Non-Qualified Stock Option Agreement for
                            Non-Employees.(6)
        10.18.1          -- Affiliate Stockholders Agreement, dated October 16, 1996, among Capstar Partners, Hicks, Muse, Tate & Furst
                            Incorporated ("Hicks Muse"), R. Steven Hicks and the
                            security holders listed therein.(5)
        10.18.2          -- First Amendment and Supplement to Affiliate Stockholders
                            Agreement, dated January 27, 1997, by and among Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.(5)
        10.18.3          -- Second Amendment to Affiliate Stockholders Agreement,
                            dated February 20, 1997, by and among Capstar Partners,
                            the security holders listed therein and Hicks Muse.(3)
        10.18.4          -- Third Amendment to Affiliate Stockholders Agreement,
                            dated June 20, 1997, by and among the Company, Capstar
                            Partners, the security holders listed therein and Hicks
                            Muse.(4)
        10.18.5          -- Fourth Amendment to Affiliate Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.*
        10.19.1          -- Management Stockholders Agreement, dated November 26,
                            1996, among Capstar Partners, the securityholders listed
                            therein and Hicks Muse.(5)
        10.19.2          -- First Amendment to Management Stockholders Agreement,
                            dated January 27, 1997, by and among Capstar Partners and
                            the securityholders listed therein.(5)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        10.19.3          -- Second Amendment to Management Stockholders Agreement,
                            dated June 20, 1997, by and among the Company, Capstar
                            Partners, the security holders listed therein and Hicks
                            Muse.(4)
        10.19.4          -- Third Amendment to Management Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.*
        10.20.1          -- Amended and Restated GulfStar Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, the
                            security holders listed therein, and Hicks Muse.*
        10.21            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.22            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.23            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.24.1          -- Stock Purchase Agreement, dated June 12, 1997, by and
                            among Capstar Acquisition Company, Inc., Capstar
                            Partners, Patterson Broadcasting, Inc. and the selling
                            stockholders named therein (the "Patterson Stock Purchase
                            Agreement").(4)
        10.24.2          -- First Amendment to Patterson Stock Purchase Agreement.(6)
        10.24.3          -- Second Amendment to Patterson Stock Purchase
                            Agreement.(9)
        10.24.4          -- Third Amendment to Patterson Stock Purchase Agreement.(9)
        10.24.5          -- Fourth Amendment to Patterson Stock Purchase
                            Agreement.(9)
        10.25            -- Agreement and Plan of Merger, dated June 16, 1997, by and among GulfStar Communications, Inc., the Company,
                            CBC-GulfStar Merger Sub, Inc. and the stockholders listed
                            therein.(4)
        10.26.1          -- Agreement and Plan of Merger, dated July 23, 1997, by and among OCC Acquisition Corporation, Osborn Communications
                            Corporation, and OCC Holding Corporation (the "Osborn
                            Merger Agreement").(10)
        10.26.2          -- First Amendment to Osborn Merger Agreement.(10)
        10.27.1          -- Agreement and Plan of Merger, dated as of December 9,
                            1996, by and among Benchmark Communications Radio Limited
                            Partnership, Benchmark Acquisition, Inc., Benchmark Radio
                            Acquisition Fund I Limited Partnership, Benchmark Radio
                            Acquisition Fund IV Limited Partnership, Benchmark Radio
                            Acquisition Fund VII Limited Partnership, Benchmark Radio
                            Acquisition Fund VIII Limited Partnership, Joe L. Mathis
                            IV, Bruce R. Spector, Capstar Partners and BCR Holding,
                            Inc. ("Benchmark Merger Agreement").(3)
        10.27.2          -- Letter Agreement Amending Benchmark Merger Agreement.(3)
        10.27.3          -- Letter Agreement amending Benchmark Merger Agreement.(3)
        10.27.4          -- Letter Agreement amending Benchmark Merger Agreement.(3)
        10.27.5          -- First Amendment to the Benchmark Merger Agreement.(11)
        10.27.6          -- Second Amendment to the Benchmark Merger Agreement.(11)
        10.28.1          -- Agreement and Plan of Merger, dated August 24, 1997, by and among SBI Holding Corporation, SBI Radio Acquisition
                            Corporation and SFX Broadcasting, Inc. (the "SFX Merger
                            Agreement")(16)
        10.28.2          -- Amendment No. 1 to SFX Merger Agreement.(22)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        10.28.3          -- Amendment No. 2 to the SFX Merger Agreement.(17)
        10.29.1          -- Letter Agreement, dated February 20, 1998, between
                            Chancellor Media Corporation of Los Angeles and the
                            Company ("Chancellor Letter Agreement").#
        10.29.2          -- Amendment to Chancellor Letter Agreement.*
        10.30            -- Form of Time Brokerage Agreement with Chancellor Media
                            Corporation.*
        10.31.1          -- Form of Capstar Broadcasting Corporation Pledge
                            Agreement.*
        10.31.2          -- Form of Note due to Chancellor Media Corporation.*
        10.32            -- Form of Warrant, dated April 1, 1998, issued to R. Steven
                            Hicks.*
        10.33            -- Form of Warrant, dated April 1, 1998, issued to R. Steven
                            Hicks.*
        10.34            -- Not used.
        10.35            -- Form of Warrant, dated April 1, 1998, issued to Paul D.
                            Stone.*
        10.36            -- Form of Warrant, dated April 1, 1998, issued to William
                            S. Banowsky, Jr.*
        10.37            -- Form of Asset Exchange Agreement among Chancellor Media
                            Corporation of Los Angeles, Chancellor Media Licensee
                            Company and SFXTX Limited Partnership.*
        11.1             -- Statement re computation of historical and pro forma
                            historical per share earnings.#
        11.2             -- Statement of computation of pro forma per share
                            earnings.#
        21.1             -- List of Subsidiaries.#
        23.1             -- Consent of Vinson & Elkins L.L.P. (included in its
                            opinion filed as Exhibit 5.1 hereto).*
        23.2             -- Consent of Coopers & Lybrand L.L.P. -- the Company.
        23.3             -- Consent of Ernst & Young LLP -- Commodore Media, Inc.,
                            Southern Star Communications, Inc. and SFX Broadcasting,
                            Inc.
        23.4             -- Consent of Coopers & Lybrand L.L.P. -- Benchmark
                            Communications.
        23.5             -- Consent of Coopers & Lybrand L.L.P. -- Community Pacific
                            Broadcasting Company, L.P.
        23.6             -- Consent of Coopers & Lybrand L.L.P. -- Midcontinent
                            Broadcasting Co. of Wisconsin, Inc.
        23.7             -- Consent of Coopers & Lybrand L.L.P. -- Point
                            Communications Limited Partnership.
        23.8             -- Consent of Arthur Andersen LLP -- Ameron Broadcasting,
                            Inc.
        23.9             -- Consent of Arthur Andersen LLP -- Patterson Broadcasting,
                            Inc.
        24.1             -- Powers of Attorney.#
        27.1             -- Financial Data Schedule.#


---------------

  *  Filed herewith.


  #  Previously filed.


 (1) Incorporated by reference to Commodore Media, Inc.'s ("Commodore") Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 33-92732.

 (2) Incorporated by reference to Commodore's Current Report on Form 8-K filed October 31, 1996, File No. 33-92732.

 (3) Incorporated by reference to Capstar Partners's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 333-25638.

 (4) Incorporated by reference to Capstar Partners's Amendment No. 1 to Registration Statement on Form S-4, dated July 8, 1997, File No. 333-25638.

 (5) Incorporated by reference to Capstar Partners's Registration Statement on Form S-1, dated April 16, 1997, File No. 333-25263.

 (6) Incorporated by reference to Capstar Partners's Amendment No. 2 to Registration Statement on Form S-4, dated August 5, 1997, File No. 333-25638.

 (7) Incorporated by reference to Capstar Partners's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, File No. 333-25638.

 (8) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated November 26, 1997, File No. 33-92732.

 (9) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated February 13, 1998, File No. 333-25683.

(10) Incorporated by reference to Commodore's Current Report on Form 8-K, dated March 6, 1997, File No. 33-92732.

(11) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated August 6, 1997, File No. 33-92732.

(12) Incorporated by reference to Capstar Radio's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 33-02732.

(13) Incorporated by reference to Capstar Radio's Registration Statement on Form S-4, dated August 6, 1997, File No. 33-02732.

(14) Incorporated by reference to Commodore's Registration Statement on Form S-4, dated July 26, 1995, File No. 33-02732.

(15) Incorporated by reference to Capstar Partners' and Capstar Radio's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 333-25638.

(16) Incorporated by reference to SFX's Current Report on Form 8-K, dated August 26, 1997, File No. 000-22486.

(17) Incorporated by reference to SFX's Current Report on Form 8-K, dated February 17, 1998, File No. 000-22486.

(18) Incorporated by reference to SFX's Current Report on Form 8-K, dated January 17, 1997, File No. 000-22486.

(19) Incorporated by reference to SFX's Current Report on Form 8-K, dated January 27, 1997, File No. 000-22486.

(20) Incorporated by reference to SFX's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 000-22486.

(21) Incorporated by reference to SFX's Registration Statement on Form S-4, dated June 21, 1996, File No. 333-06553.

(22) Incorporated by reference to SFX's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 000-22486.

(23) Incorporated by reference to SFX's Amendment No. 3 to Registration Statement on Form S-1, dated September 29, 1993, File No. 33-66718.

     (b) Financial Statement Schedules:

     The following financial statement schedules are included in this Registration Statement:

        Reports of Independent Accountants

        I -- Condensed Financial Information of Registrant

        II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 19th day of May, 1998.


                                            CAPSTAR BROADCASTING
                                            CORPORATION

                                            By:/s/ WILLIAM S. BANOWSKY, JR.
                                              ----------------------------------
                                                   William S. Banowsky, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      CAPACITY                        DATE
                      ---------                                      --------                        ----

                          *                            President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                   R. Steven Hicks                                                               May 19, 1998

                          *                            Executive Vice President and Chief
-----------------------------------------------------    Financial Officer (Principal
                    Paul D. Stone                        Financial and Accounting Officer)       May 19, 1998

                          *                            Chairman of the Board
-----------------------------------------------------
                   Thomas O. Hicks                                                               May 19, 1998

                          *                            Director
-----------------------------------------------------
                  Michael J. Levitt                                                              May 19, 1998

                          *                            Director
-----------------------------------------------------
                   Eric C. Neuman                                                                May 19, 1998

                          *                            Director
-----------------------------------------------------
               Lawrence D. Stuart, Jr.                                                           May 19, 1998

                          *                            Director
-----------------------------------------------------
                  R. Gerald Turner                                                               May 19, 1998

          By: /s/ WILLIAM S. BANOWSKY, JR.
-----------------------------------------------------
              William S. Banowsky, Jr.
                  Attorney-in-Fact

                               INDEX TO EXHIBITS

     (a) Exhibits


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         1.1             -- Form of Underwriting Agreement.*
         1.2             -- Form of Subscription Agreement.*
         2.1.1           -- Agreement and Plan of Merger, dated June 21, 1996, by and among CMI Acquisition Company, Inc., Commodore Media,
                            Inc. ("Commodore") and the stockholders and other
                            signatories thereto.(1)
         2.1.2           -- First Amendment to Agreement and Plan of Merger, dated
                            September 3, 1996.(2)
         2.1.3           -- Second Amendment to Agreement and Plan of Merger, dated
                            October 16, 1996.(2)
         3.1             -- Amended and Restated Certificate of Incorporation of the
                            Company.*
         3.2             -- Amended and Restated By-Laws of the Company.*
         4.1             -- Stock Certificate of Class A Common Stock, par value
                            $0.01 per share, of the Company.*
         4.2.1           -- Indenture, dated February 20, 1997, between Capstar
                            Broadcasting Partners, Inc. ("Capstar Partners") and U.S.
                            Trust Company of Texas, governing Capstar Partners'
                            outstanding 12 3/4% Senior Discount Notes due 2009 (the
                            "12 3/4% Capstar Indenture").(5)
         4.2.2           -- First Supplemental to 12 3/4% Capstar Indenture.(15)
         4.3             -- Indenture, dated June 17, 1997, between Capstar Radio and
                            U.S. Trust Company of Texas, N.A. governing Capstar
                            Radio's outstanding 9 1/4% Senior Subordinated Notes due
                            2007.(4)
         4.4             -- Indenture, dated June 17, 1997, between Capstar Partners and U.S. Trust Company of Texas, N.A. governing Capstar
                            Partners's 12% Subordinated Exchange Debentures due
                            2009.(4)
         4.5             -- Certificate of Designation of the Powers, Preferences and
                            Relative, Participating, Optional and Other Special
                            Rights of 12% Senior Exchangeable Preferred Stock and
                            Qualifications, Limitations and Restrictions Thereof of
                            Capstar Partners, dated June 17, 1997.(4)
         4.6.1           -- Certificate of Designation of the Powers, Preferences and
                            Relative, Participating, Optional and Other Special
                            Rights of Preferred Stock and Qualifications, Limitations
                            and Restrictions Thereof of 12 5/8% Series E Cumulative
                            Exchangeable Preferred Stock of SFX, due October 31, 2006
                            ("SFX Certificated Designation").(19)
         4.6.2           -- Certificate of Amendment to SFX Certificate of
                            Amendment.(22)
         4.7             -- Indenture, governing SFX's 12 5/8% Subordinated Exchange
                            Debentures due 2006.(18)
         4.8.1           -- Indenture, dated May 31, 1996, between SFX, the
                            guarantors name therein and Chemical Bank, governing
                            SFX's 10 3/4% Senior Subordinated Notes due 2006 (the
                            "10 3/4% SFX Notes Indenture").(21)
         4.8.2           -- First Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.3           -- Second Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.4           -- Third Supplement to 10 3/4% SFX Notes Indenture.(18)
         4.8.5           -- Fourth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.6           -- Fifth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.7           -- Sixth Supplement to 10 3/4% SFX Notes Indenture.#

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         4.8.8           -- Seventh Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.9           -- Eighth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.10          -- Ninth Supplement to 10 3/4% SFX Notes Indenture.#
         4.8.11          -- Tenth Supplement to 10 3/4% SFX Notes Indenture.(20)
         4.9.1           -- Indenture, dated October 7, 1993, between SFX and
                            Chemical Bank, as trustee, governing SFX's 11 3/8% Senior
                            Subordinated Notes due 2000 (the "11 3/8% SFX
                            Indenture").(23)
         4.9.2           -- First Supplement to 11 3/8% SFX Indenture.(21)
         5.1             -- Opinion of Vinson & Elkins L.L.P.*
        10.1             -- Form of Commitment Letter for the Capstar Credit
                            Facility.#
        10.2             -- Financial Advisory Agreement, dated as of July 1, 1997, between the Company and Hicks, Muse & Co. Partners, L.P.
                            ("HMCo").(4)
        10.3             -- Financial Advisory Agreement, dated as of October 16,
                            1996, between Capstar Partners and HMCo.(5)
        10.4             -- Monitoring and Oversight Agreement, dated as of July 1,
                            1997, between the Company and HMCo.(4)
        10.5             -- Monitoring and Oversight Agreement, dated as of October
                            16, 1996, between Capstar Partners and HMCo.(5)
        10.6             -- Form of Indemnification Agreement between the Company and each of its directors and officers.(4)
        10.7.1           -- Employment Agreement, dated February 14, 1997, between
                            Capstar Partners and R. Steven Hicks.(5)
        10.7.2           -- First Amendment to Employment Agreement, effective July
                            1, 1997, between R. Steven Hicks, Capstar Partners, and
                            the Company.(7)
        10.8             -- Employment Agreement, dated July 1, 1997, between the
                            Company and Paul D. Stone.(4)
        10.9             -- Employment Agreement dated July 1, 1997, between the
                            Company and William S. Banowsky, Jr.(4)
        10.10            -- Amended and Restated Employment Agreement, dated October
                            16, 1996, between Capstar Radio, Capstar Partners and
                            James T. Shea, Jr.(5)
        10.11            -- Employment Agreement, dated May 4, 1998, by and among the
                            Company, Capstar Employee Management Company, Inc. and
                            James P. Donahoe.#
        10.12.1          -- Employment Agreement between GulfStar Communications,
                            Inc. and John D. Cullen.(6)
        10.12.2          -- First Amendment to Employment Agreement between GulfStar
                            Communications, Inc. and John D. Cullen.(15)
        10.13            -- Employment Agreement, dated January 16, 1998, among
                            Central Star Communications, Inc., the Company, and Mary
                            K. Quass.(15)
        10.14            -- Not Used.
        10.15            -- Consulting, Non-Compete and Separation Agreement, dated
                            March 1, 1998, between Southern Star and Frank D.
                            Osborn.(15)
        10.16            -- Amended and Restated Capstar Broadcasting Corporation
                            1998 Stock Option Plan.#
        10.17.1          -- Form of Incentive Stock Option Agreement.(4)
        10.17.2          -- Form of Non-Qualified Stock Option Agreement for
                            Employees.(4)
        10.17.3          -- Form of Non-Qualified Stock Option Agreement for
                            Non-Employees.(6)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        10.18.1          -- Affiliate Stockholders Agreement, dated October 16, 1996, among Capstar Partners, Hicks, Muse, Tate & Furst
                            Incorporated ("Hicks Muse"), R. Steven Hicks and the
                            security holders listed therein.(5)
        10.18.2          -- First Amendment and Supplement to Affiliate Stockholders
                            Agreement, dated January 27, 1997, by and among Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.(5)
        10.18.3          -- Second Amendment to Affiliate Stockholders Agreement,
                            dated February 20, 1997, by and among Capstar Partners,
                            the security holders listed therein and Hicks Muse.(3)
        10.18.4          -- Third Amendment to Affiliate Stockholders Agreement,
                            dated June 20, 1997, by and among the Company, Capstar
                            Partners, the security holders listed therein and Hicks
                            Muse.(4)
        10.18.5          -- Fourth Amendment to Affiliate Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.*
        10.19.1          -- Management Stockholders Agreement, dated November 26,
                            1996, among Capstar Partners, the securityholders listed
                            therein and Hicks Muse.(5)
        10.19.2          -- First Amendment to Management Stockholders Agreement,
                            dated January 27, 1997, by and among Capstar Partners and
                            the securityholders listed therein.(5)
        10.19.3          -- Second Amendment to Management Stockholders Agreement,
                            dated June 20, 1997, by and among the Company, Capstar
                            Partners, the security holders listed therein and Hicks
                            Muse.(4)
        10.19.4          -- Third Amendment to Management Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, Capstar
                            Partners, the securityholders listed therein and Hicks
                            Muse.*
        10.20.1          -- Amended and Restated GulfStar Stockholders Agreement,
                            dated May 18, 1998, by and among the Company, the
                            security holders listed therein, and Hicks Muse.*
        10.21            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.22            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.23            -- Form of Amended and Restated Warrant, dated April 1,
                            1998, issued to R. Steven Hicks.*
        10.24.1          -- Stock Purchase Agreement, dated June 12, 1997, by and
                            among Capstar Acquisition Company, Inc., Capstar
                            Partners, Patterson Broadcasting, Inc. and the selling
                            stockholders named therein (the "Patterson Stock Purchase
                            Agreement").(4)
        10.24.2          -- First Amendment to Patterson Stock Purchase Agreement.(6)
        10.24.3          -- Second Amendment to Patterson Stock Purchase
                            Agreement.(9)
        10.24.4          -- Third Amendment to Patterson Stock Purchase Agreement.(9)
        10.24.5          -- Fourth Amendment to Patterson Stock Purchase
                            Agreement.(9)

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        10.25            -- Agreement and Plan of Merger, dated June 16, 1997, by and among GulfStar Communications, Inc., the Company,
                            CBC-GulfStar Merger Sub, Inc. and the stockholders listed
                            therein.(4)
        10.26.1          -- Agreement and Plan of Merger, dated July 23, 1997, by and among OCC Acquisition Corporation, Osborn Communications
                            Corporation, and OCC Holding Corporation (the "Osborn
                            Merger Agreement").(10)
        10.26.2          -- First Amendment to Osborn Merger Agreement.(10)
        10.27.1          -- Agreement and Plan of Merger, dated as of December 9,
                            1996, by and among Benchmark Communications Radio Limited
                            Partnership, Benchmark Acquisition, Inc., Benchmark Radio
                            Acquisition Fund I Limited Partnership, Benchmark Radio
                            Acquisition Fund IV Limited Partnership, Benchmark Radio
                            Acquisition Fund VII Limited Partnership, Benchmark Radio
                            Acquisition Fund VIII Limited Partnership, Joe L. Mathis
                            IV, Bruce R. Spector, Capstar Partners and BCR Holding,
                            Inc. ("Benchmark Merger Agreement").(3)
        10.27.2          -- Letter Agreement Amending Benchmark Merger Agreement.(3)
        10.27.3          -- Letter Agreement amending Benchmark Merger Agreement.(3)
        10.27.4          -- Letter Agreement amending Benchmark Merger Agreement.(3)
        10.27.5          -- First Amendment to the Benchmark Merger Agreement.(11)
        10.27.6          -- Second Amendment to the Benchmark Merger Agreement.(11)
        10.28.1          -- Agreement and Plan of Merger, dated August 24, 1997, by and among SBI Holding Corporation, SBI Radio Acquisition
                            Corporation and SFX Broadcasting, Inc. (the "SFX Merger
                            Agreement")(16)
        10.28.2          -- Amendment No. 1 to SFX Merger Agreement.(22)
        10.28.3          -- Amendment No. 2 to the SFX Merger Agreement.(17)
        10.29.1          -- Letter Agreement, dated February 20, 1998, between
                            Chancellor Media Corporation of Los Angeles and the
                            Company ("Chancellor Letter Agreement").#
        10.29.2          -- Amendment to Chancellor Letter Agreement.*
        10.30            -- Form of Time Brokerage Agreement with Chancellor Media
                            Corporation.*
        10.31.1          -- Form of Capstar Broadcasting Corporation Pledge
                            Agreement.*
        10.31.2          -- Form of Note due to Chancellor Media Corporation.*
        10.32            -- Form of Warrant, dated April 1, 1998, issued to R. Steven
                            Hicks.*
        10.33            -- Form of Warrant, dated April 1, 1998, issued to R. Steven
                            Hicks.*
        10.34            -- Not used.
        10.35            -- Form of Warrant, dated April 1, 1998, issued to Paul D.
                            Stone.*
        10.36            -- Form of Warrant, dated April 1, 1998, issued to William
                            S. Banowsky, Jr.*
        10.37            -- Form of Asset Exchange Agreement among Chancellor Media
                            Corporation of Los Angeles, Chancellor Media Licensee
                            Company and SFXTX Limited Partnership.*
        11.1             -- Statement re computation of historical and pro forma
                            historical per share earnings.#
        11.2             -- Statement of computation of pro forma per share
                            earnings.#
        21.1             -- List of Subsidiaries.#
        23.1             -- Consent of Vinson & Elkins L.L.P. (included in its
                            opinion filed as Exhibit 5.1 hereto).*
        23.2             -- Consent of Coopers & Lybrand L.L.P. -- the Company.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        23.3             -- Consent of Ernst & Young LLP -- Commodore Media, Inc.,
                            Southern Star Communications, Inc. and SFX Broadcasting,
                            Inc.
        23.4             -- Consent of Coopers & Lybrand L.L.P. -- Benchmark
                            Communications.
        23.5             -- Consent of Coopers & Lybrand L.L.P. -- Community Pacific
                            Broadcasting Company, L.P.
        23.6             -- Consent of Coopers & Lybrand L.L.P. -- Midcontinent
                            Broadcasting Co. of Wisconsin, Inc.
        23.7             -- Consent of Coopers & Lybrand L.L.P. -- Point
                            Communications Limited Partnership.
        23.8             -- Consent of Arthur Andersen LLP -- Ameron Broadcasting,
                            Inc.
        23.9             -- Consent of Arthur Andersen LLP -- Patterson Broadcasting,
                            Inc.
        24.1             -- Powers of Attorney.#
        27.1             -- Financial Data Schedule.#


---------------

  *  Filed herewith.


  #  Previously filed.


 (1) Incorporated by reference to Commodore Media, Inc.'s ("Commodore") Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 33-92732.

 (2) Incorporated by reference to Commodore's Current Report on Form 8-K filed October 31, 1996, File No. 33-92732.

 (3) Incorporated by reference to Capstar Partners's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 333-25638.

 (4) Incorporated by reference to Capstar Partners's Amendment No. 1 to Registration Statement on Form S-4, dated July 8, 1997, File No. 333-25638.

 (5) Incorporated by reference to Capstar Partners's Registration Statement on Form S-1, dated April 16, 1997, File No. 333-25263.

 (6) Incorporated by reference to Capstar Partners's Amendment No. 2 to Registration Statement on Form S-4, dated August 5, 1997, File No. 333-25638.

 (7) Incorporated by reference to Capstar Partners's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, File No. 333-25638.

 (8) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated November 26, 1997, File No. 33-92732.

 (9) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated February 13, 1998, File No. 333-25683.

(10) Incorporated by reference to Commodore's Current Report on Form 8-K, dated March 6, 1997, File No. 33-92732.

(11) Incorporated by reference to Capstar Radio's Current Report on Form 8-K, dated August 6, 1997, File No. 33-92732.

(12) Incorporated by reference to Capstar Radio's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 33-02732.

(13) Incorporated by reference to Capstar Radio's Registration Statement on Form S-4, dated August 6, 1997, File No. 33-02732.

(14) Incorporated by reference to Commodore's Registration Statement on Form S-4, dated July 26, 1995, File No. 33-02732.

(15) Incorporated by reference to Capstar Partners' and Capstar Radio's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 333-25638.

(16) Incorporated by reference to SFX's Current Report on Form 8-K, dated August 26, 1997, File No. 000-22486.

(17) Incorporated by reference to SFX's Current Report on Form 8-K, dated February 17, 1998, File No. 000-22486.

(18) Incorporated by reference to SFX's Current Report on Form 8-K, dated January 17, 1997, File No. 000-22486.

(19) Incorporated by reference to SFX's Current Report on Form 8-K, dated January 27, 1997, File No. 000-22486.

(20) Incorporated by reference to SFX's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 000-22486.

(21) Incorporated by reference to SFX's Registration Statement on Form S-4, dated June 21, 1996, File No. 333-06553.

(22) Incorporated by reference to SFX's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 000-22486.

(23) Incorporated by reference to SFX's Amendment No. 3 to Registration Statement on Form S-1, dated September 29, 1993, File No. 33-66718.